Calculation of Filing Fee Tables
S-1
MNBS Acquisition Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of one Class A ordinary share, par value $0.0001 per share, one redeemable warrant and one right to receive one-seventh (1/7) of one Class A ordinary share	457(o)	8,625,000	$ 10.00	$ 86,250,000.00	0.0001381	$ 11,911.13
Fees to be Paid	2	Equity	Class A ordinary shares included as part of the units	Other	8,625,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Redeemable warrants included as part of the units	Other	8,625,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Rights included as part of the units	Other	8,625,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Equity	Class A ordinary shares underlying the redeemable warrants included as part of the units	457(o)	8,625,000	$ 11.50	$ 99,187,500.00	0.0001381	$ 13,697.79
Fees to be Paid	6	Equity	Class A ordinary shares underlying the rights included as part of the units	457(o)	1,232,143	$ 10.00	$ 12,321,430.00	0.0001381	$ 1,701.59
Fees to be Paid	7	Equity	Class A ordinary shares issuable to Maxim Group LLC and/or its designees (representative shares)	457(o)	345,000	$ 10.00	$ 3,450,000.00	0.0001381	$ 476.44
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 201,208,930.00		$ 27,786.95
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 27,786.95
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Includes 1,125,000 units, consisting of 1,125,000 Class A ordinary shares, 1,125,000 redeemable warrants and 1,125,000 rights, which may be issued upon exercise of the underwriters' 45-day option to purchase additional units to cover over-allotments, if any.

[2]	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

[3]	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

[4]	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

[5]	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions. Represents the Class A ordinary shares issuable upon exercise of the redeemable warrants included as part of the units, at an exercise price of $11.50 per share, including up to 1,125,000 Class A ordinary shares issuable upon exercise of the redeemable warrants included in the units that may be issued upon exercise of the underwriters' over-allotment option.

[6]	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions. Represents the Class A ordinary shares issuable upon exchange of the rights included as part of the units upon the consummation of the registrant's initial business combination, at the rate of one-seventh (1/7) of one Class A ordinary share per right, including up to 160,714 Class A ordinary shares issuable upon exchange of the rights included in the units that may be issued upon exercise of the underwriters' over-allotment option. No fractional shares will be issued upon exchange of the rights.

[7]	Represents Class A ordinary shares to be issued to Maxim Group LLC and/or its designees at the closing of the offering as underwriting compensation, equal to 4% of the number of units sold in the offering, including up to 45,000 Class A ordinary shares issuable if the underwriters' over-allotment option is exercised in full.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date